UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 18, 2020, Tenneco Inc. (the “Company” or “Tenneco”) announced that Kenneth R. Trammell has been appointed to the role of interim Executive Vice President and Chief Financial Officer, effective April 1, 2020. Mr. Trammell’s appointment follows Jason M. Hollar’s resignation on March 13, 2020 from the position of Chief Financial Officer, effective April 1, 2020, and Executive Vice President, effective April 13, 2020, in order to accept an equivalent role at a Fortune 100 company. Tenneco is conducting a search to identify a permanent replacement for the position of Chief Financial Officer with the assistance of a nationally recognized executive search firm.

Mr. Trammell, 59, previously served as the Company’s Chief Financial Officer from 2003 to 2018. Mr. Trammell was a Senior Vice President of the Company from September 2003 until January 2006 when he became an Executive Vice President. He was the Company’s Vice President and Controller from September 1999 to September 2003 and Corporate Controller from April 1997 to November 1999. He joined Tenneco in May 1996 as Assistant Controller. Before joining Tenneco, Mr. Trammell spent 12 years with the international public accounting firm of Arthur Andersen LLP, last serving as a senior manager.

In connection with his appointment as interim Executive Vice President and Chief Financial Officer, Mr. Trammell will receive a salary of $1,000,000 for the period April 1, 2020 through August 14, 2020 ($111,111.11 paid semi-monthly). In the event that Mr. Trammell’s services are needed after August 14, 2020, he will continue to be paid at the rate of $111,111.11 for the period between August 14, 2020 and August 31, 2020 and future compensation will be negotiated. In addition, the Company granted Mr. Trammell restricted stock units with a value of $500,000 as a material inducement to his commencing employment with Tenneco in accordance with New York Stock Exchange Listing Company Manual Rule 303A.08 (the “inducement grant”). The inducement grant will be effective April 1, 2020 and the number of shares to be awarded will be determined based on the volume weighted average price of Tenneco’s class A voting common stock for the 10 days ending prior to April 1, 2020. The inducement grant will vest on the earlier of August 14, 2020 and the date on which Tenneco appoints a successor Chief Financial Officer (provided Mr. Trammell is an employee of Tenneco or its subsidiaries as of such date). Mr. Trammell will be eligible to participate in the Company’s 401(k) plan and excess benefit plan, and his prior service with the Company will count towards any vesting or eligibility requirements under those plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: March 19, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary